State of Alabama

For-Profit Corporation
Articles of Incorporation

          Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Incorporation.

          Article I

  The name of the corporation.  Advanced Wireless Systems, Inc.

          Article II The duration of the corporation is perpetual, unless otherwise stated.

          Article III The corporation has been organized for the following purpose(s):
SEE 1 IN ADDENDUM.

          Article IV The number of shares which the corporation shall have the authority to issue is -- SEE 2.

          Article V The name and street address of the initial registered agent; NO PO BOX. THE CORPORATION COMPANY 60 Commerce Street, Suite 1100, Montgomery, AL 36104

          Article VI The names and address(es) of the Director(s). SEE 3 IN ADDENDUM

          Article VII The name(s) and address(es) of the Incorporator(s). Craig Carter. 350 N. St. Paul, Dallas, Texas 75201

          Any provision, not inconsistent with the law, for the regulation of the internal affairs of the corporation or for the restriction of the transfer of shares may be added.

          IN WITNESS THEREOF, the undersigned incorporator executed these Articles of Incorporation on this the 9 day of December, 1997.

Craig Carter
-----------------------------------
Type or Print Name of Incorporator

/s/ Craig Carter
-----------------------------------
Signature of Incorporator
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                              Addendum

          1. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of Alabama. Notwithstanding the foregoing, the purpose shall be the broadcasting of TV signals and providing access to the internet at high speed over broad band communications.

          2.  50,000,000

          3.  Monte Julius, 927 Sunset Drive, Irving, TX 75061
              Terry Hopkins, 4670 Heritage Oaks Lane, Sulsum, CA 94585 Oscar L. Hayes, 2308 Stuart Avenue, Albany, CA 31707 Miles Humphrey, 32508 Orchid Lane, Parkersburg, IA 50665 Demetrios Tsoutsas, 470 Burlington Road, Freehold, NJ

State of Alabama   )
                   )     Probate Court
Montgomery County  )

I. Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of ARTICLES OF INCORPORATION OF ADVANCED WIRELESS SYSTEMS, INC. as fully and completely as the same appears of record in this office in Book NO. 206 of CORP at page 370.

Given under my hand and official seal this 18th day of December A.D. 1997

/s/ Walker Hobbie, Jr.
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Judge of Probate Court, Montgomery County, Alabama
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